Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
ACT (GER) QRS 15-58, Inc.	Delaware	CFP Associates	Kentucky
ACT Grundstücksverwaltungs GmbH & Co. KG	Germany	CIP Acquisition Incorporated	Maryland
ACT Grundstücksverwaltungs Management	Germany	Containers (DE) Limited Partnership	Delaware
GmbH & Co. KG		Containers (DE) QRS 15-36, Inc.	Delaware
ADS2 (CA) QRS 11-41, Inc.	California	CV GP (Dutch) QRS 15-101, Inc.	Delaware
ADVA 15 (GA) LLC	Delaware	Dan (FL) QRS 15-7, Inc.	Delaware
ADV-QRS 15 (GA) QRS 15-4, Inc.	Delaware	DCNETH Landlord (NL) LLC	Delaware
AMPD (DE) Limited Partnership	Delaware	DCNETH Member (NL) QRS 15-102, Inc	Delaware
AMPD GP (DE) QRS 15-35, Inc.	Delaware	Delaware Chip LLC	Delaware
AMPD LP (DE) Trust	Maryland	Delmo (DE) QRS 11/12-1, Inc.	Delaware
Auto (FL) QRS 11-39, Inc.	Florida	Delmo (PA) QRS 11-36	Pennsylvania
Autopress (GER) LLC	Delaware	Delmo 11/12 (DE) LLC	Delaware
BB (Multi) Limited Partnership	Delaware	Dfence (Belgium) 15 Sprl	Belgium
BB 11 (MD)	Maryland	Dfence (Belgium) 15-16 Sprl	Belgium
BBA Invest SCI	France	Dfend 15 LLC	Delaware
BBA-2 EURL	France	DIY (Poland) Sp. Zoo	Poland
BBA-I SARL	France	DSG (IN) QRS 15-44, Inc.	Delaware
Beaver MM (POL) QRS 15-86, INC.	Delaware	EL Purchaser (CA) QRS 15-85, Inc.	Delaware
Belgov (DE) QRS 15-66, Inc.	Delaware	Energy (NJ) QRS 15-10, Inc.	Delaware
Best (Multi) QRS 11-55, Inc.	Delaware	Engines (Ger) Qrs 15-90, Inc.	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany	Erwin Specht GmbH & Co. KG	Germany
BeW Kfz-Service Verwaltungs-GmbH	Germany	Erwin Specht Verwactungs GmbH	Germany
BFS (DE) LP	Delaware	Finit (FI) LLC	Delaware
BN (CT) QRS 11-57, INC.	Delaware	Fit (CO) QRS 15-59, Inc.	Delaware
BN (MA) QRS 11-58, Inc.	Delaware	GAL III (IN) QRS 15-49, Inc.	Delaware
Bolder (CO) QRS 11-44, Inc.	Delaware	GAL III (NJ) QRS 15-45, Inc.	Delaware
Bolt (DE) Limited Partnership	Delaware	GAL III (NY) QRS 15-48, Inc.	Delaware
Bolt (DE) QRS 15-26, Inc.	Delaware	GB-ACT (GER) Limited Partnership	Delaware
Bolt (DE) Trust	Maryland	Gearbox (GER) QRS 15-95, Inc.	Delaware
Bone (DE) QRS 15-12, Inc.	Delaware	Gift (VA) LLC	Delaware
Bos Club LL (MA) LLC	Delaware	Gift (VA) QRS 15-43, Inc.	Delaware
Bos Club Manager (MA) QRS 15-93, Inc.	Delaware	Goldfish (DE) LP	Delaware
Bradford Jersey Limited	United Kingdom	GR (TX) GP QRS 11-67, Inc.	Delaware
Brelade Holdings Ltd.	Cyprus	GR (TX) Trust	Maryland
BRY-PL (DE) Limited Partnership	Delaware	GRC (TX) Limited Partnership	Delaware
BRY-PL (MD) Trust	Maryland	GRC (TX) QRS 15-47, Inc.	Delaware
BRY-PL GP (DE) QRS 15-57, Inc.	Delaware	GRC (TX) Trust	Maryland
Cards (CA) QRS 11-37, Inc.	Delaware	GRC-II (TX) Limited Partnership	Delaware
Cards Limited Liability Company	Delaware	GRC-II (TX) QRS 15-80, Inc.	Delaware
Carey Finance SARL	Luxembourg	GRC-II (TX) Trust	Maryland
Carlog 1 SARL	France	GS Landlord (MI) LLC	Delaware
Carlog 2 SARL	France	GS Member (MI) Qrs 15-89, Inc.	Delaware
Carlog SCI	France	H2 Investor (GER) QRS 15-91, Inc.	Delaware
CC (ILVA) GP QRS 11-66, Inc.	Delaware	H2 Lender (GER) QRS 15-92, Inc.	Delaware
CC (ILVA) L.P.	Delaware	Hammer (DE) LP QRS 15-33, Inc.	Delaware
CC (ILVA) Trust	Maryland	Hammer (DE) QRS 15-32, Inc.	Delaware
CCARE (Multi) GP QRS 11-60, Inc.	Delaware	Hellweg GmbH & Co.	Germany
CCARE (Multi) Limited Partnership	Delaware	Vermögensverwaltungs KG
CFP (MD) QRS 11-30, Inc.	Maryland	Hinck 15 LP (DE) QRS 15-84, Inc.	Delaware
CFP (MD) QRS 11-33, Inc.	Maryland	Hinck Equity, LLC	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Hinck Landlord (DE) Limited Partnership	Delaware	Plex (WI) QRS 11-56, Inc.	Delaware
HLWG Two (GER) LLC	Delaware	Plex Trust (MD)	Maryland
HLWG Two Lender SARL	Luxembourg	Plum (DE) QRS 15-67, Inc.	Delaware
HLWG Two TRS SARL	Luxembourg	Pohj Landlord (Finland) LLC	Delaware
Hoe Management GmbH	Germany	Pohj Member (Finland) QRS 15-82, Inc.	Delaware
Hum (DE) QRS 11-45, Inc.	Delaware	Pol (NC) QRS 15-25, Inc.	Delaware
ICG (TX) LP	Delaware	Pol-Beaver LLC	Delaware
ICG-GP (TX) QRS 15-3, Inc.	Delaware	QRS 10 Two (IL) Inc.	Delaware
ICG-LP (TX) Trust	Maryland	QRS 10-1 (IL) Inc.	Illinois
ISA Jersey QRS 11-51, Inc.	Delaware	QRS 10-5 (OH), Inc.	Ohio
Kiinteisto Oy Tietoie 6	Finland	QRS 11-29 (TX), Inc.	Texas
Kiinteisto Oy Tietokilo 1-2	Finland	QRS 15-Paying Agent, Inc.	Delaware
Labrador (AZ) LP	Delaware	QS ARK (DE) QRS 15-38, Inc.	Delaware
Learn (IL) QRS 11-53, Inc.	Delaware	Rails (UK) QRS 15-54, Inc.	Delaware
Linden (GER) LLC	Delaware	Randolph/Clinton Limited Partnership	Delaware
Logic (UK) QRS 11-49, Inc.	Delaware	Randolph/Clinton Two Limited Liability	Delaware
LT Fitness (DE) QRS 15-53, Inc.	Delaware	Company
LT Landlord (Mn-Fl) LLC	Delaware	RII (CA) QRS 15-2, Inc.	Delaware
LT Manager (Mn-Fl) Qrs 15-88, Inc.	Delaware	Salted Peanuts (LA) QRS 15-13, Inc.	Delaware
Map Invest 1 SARL	France	Scan (OR) QRS 11-47, Inc.	Delaware
Map Invest 2 SARL	France	Semer Unternehmensverwaltung GmbH & Co.	Germany
Map Invest SCI	France	KG
Mapi Invest SPRL	Belgium	SF (TX) GP QRS 11-61, INC.	Delaware
Marcourt Investments Incorporated	Maryland	SF (TX) LP	Delaware
Master (DE) QRS 15-71, Inc.	Delaware	SF (TX) Trust	Maryland
MBM-Beef (DE) QRS 15-18, Inc.	Delaware	SFC (TN) QRS 11-21, Inc.	Tennessee
Mechanic (AZ) QRS 15-41, Inc.	Delaware	Shaq (DE) QRS 15-75, Inc.	Delaware
Medi (PA) Limited Partnership	Delaware	Shovel Management GmbH	Germany
Medi (PA) QRS 15-21, Inc.	Delaware	Sport (MI) QRS 15-40, Inc.	Delaware
Medi (PA) Trust	Maryland	ST (TX) GP QRS 11-63, INC.	Delaware
Metal (GER) QRS 15-94, Inc.	Delaware	ST (TX) LP	Delaware
Micro (CA) QRS 11-43, Inc.	Delaware	ST (TX) Trust	Maryland
MM (UT) QRS 11-59, Inc.	Delaware	Stor-Move UH 15 Business Trust	Massachusetts
Module (DE) Limited Partnership	Delaware	Sunny Chip 15 LLC	Delaware
Mons (DE) QRS 15-68, Inc.	Delaware	Suspension (DE) QRS 15-1, Inc.	Delaware
Neoserv (CO) QRS 10-13, Inc.	Colorado	Talaria Holdings LLC	Delaware
Neoserv (CO) QRS 11-8, Inc.	Colorado	Thal Dfence Conflans SCI	France
One Cabin Interior (FL) QRS 15-9, Inc.	Delaware	Tissue SARL	France
Optical (CA) QRS 15-8, Inc.	Delaware	Tito (FI) QRS 15-81, Inc.	Delaware
Overtape (CA) QRS 15-14, Inc.	Delaware	Toys (NE) QRS 15-74, Inc.	Delaware
OX (AL) LLC	Delaware	UH Storage (DE) Limited Partnership	Delaware
OX-GP (AL) QRS 15-15, Inc.	Delaware	UH Storage GP (DE) QRS 15-50, Inc.	Delaware
Pem (MN) QRS 15-39, Inc.	Delaware	UK Logic LLC	Delaware
Pet (TX) GP QRS 11-62, INC.	Delaware	Uni-Tech (CA) QRS 15-64, Inc.	Delaware
Pet (TX) LP	Delaware	Unitech (IL) LLC	Delaware
Pet (TX) Trust	Maryland	Uni-Tech (PA) QRS 15-63, Inc.	Delaware
Pets 15 (MD)	Maryland	Uni-Tech (PA) Trust	Maryland
Plano (TX) QRS 11-7, Inc.	Texas	Uni-Tech (PA), L.P.	Delaware
Plastic (DE) Limited Partnership	Delaware	UTI (IL) GP QRS 11-69, INC.	Delaware
Plastic (DE) QRS 15-56, Inc.	Delaware	UTI (IL) LP	Delaware
Plastic (DE) Trust	Maryland	UTI (IL) TRUST	Maryland

SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Wadd-II (TN) LP	Delaware
Wadd-II GP (TN) QRS 15-19, INC.	Delaware
Weg (GER) QRS 15-83, Inc.	Delaware
Wegell GmbH & Co. KG	Germany
Wegell Verwaltungs GmbH	Germany
Wgn (GER) LLC	Delaware
WGN 15 Holdco (GER) QRS 15-98, Inc.	Delaware
WGN 15 Member (GER) QRS 15-99, Inc.	Delaware
Wisco (WI) LP	Delaware
Wolv (DE) LP	Delaware
Wolv Trust	Maryland
World (DE) QRS 15-65, Inc.	Delaware
Worth (OH-TN) Limited Partnership	Delaware
Worth GP (OH-TN) QRS 15-72, Inc.	Delaware
Worth LP (OH-TN) QRS 15-73, Inc.	Delaware
Wrench (DE) Limited Partnership	Delaware
Wrench (DE) QRS 15-31, Inc.	Delaware
Wrench (DE) Trust	Maryland
Zylinderblock (Ger) LLC	Delaware